UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

VIVMARK RESIDENTIAL
(Exact name of Registrant as Specified in Its Charter)

Maryland	1-12252	13-3675988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ERP OPERATING LIMITED PARTNERSHIP
(Exact name of Registrant as Specified in Its Charter)

Illinois	0-24920	36-3894853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza Chicago, Illinois	60606

4040 Wilson Blvd., Suite 1000 Arlington, Virginia	22203
(Addresses of Principal Executive Offices)	(Zip Codes)

Registrant’s Telephone Numbers, Including Area Codes: (312) 474-1300 or (703) 329-6300

EQUITY RESIDENTIAL
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 Par Value (Vivmark Residential)	EQR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on August 17, 2026 (the “Closing Date”) of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of May 20, 2026, by and among Vivmark Residential (formerly known as Equity Residential), a Maryland real estate investment trust (the “Company”), AvalonBay Communities, Inc., a Maryland corporation (“AvalonBay”), ERP Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”) and Canopy Merger Sub LLC, a Maryland limited liability company, which was a direct wholly owned subsidiary of the Company (“Merger Sub”) (the “Merger Agreement”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

Pursuant to the terms of the Merger Agreement, on the Closing Date, (i) AvalonBay contributed certain assets in exchange for units of partnership interest in the Operating Partnership (“OP Units”) that have, in the aggregate, a value equal to the fair market value of such contributed assets and (ii) AvalonBay merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity. Additionally, following the consummation of the Merger, the Company contributed all of the membership interests of Merger Sub to the Operating Partnership and, following such contribution, Merger Sub merged with and into the Operating Partnership, with the Operating Partnership continuing as the surviving entity. In connection with the closing of the Merger, the Company changed its name from Equity Residential to Vivmark Residential. The dual headquarters of the Company are located in Chicago, Illinois and Arlington, Virginia.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of AvalonBay (“AvalonBay Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was automatically converted into the right to receive 2.793 common shares (the “Exchange Ratio”) of beneficial interest in the Company, par value $0.01 per share (“Company Common Shares”), and cash in lieu of fractional shares, if any.

Furthermore, at the Effective Time, each Company time-vesting restricted share award, Company time-vesting restricted unit award and Company option, in each case, granted under a Company equity plan outstanding immediately prior to the Effective Time (subject to certain exceptions) remained outstanding and continues to be subject to the terms and conditions of the applicable Company equity plan and individual award agreement in effect immediately prior to the Effective Time. In addition, each award of restricted Company Common Shares that is subject to both time-based and performance-based vesting conditions (a “Company LTI restricted share award”) and each award of OP Units designated as “Restricted Units” in the Operating Partnership’s partnership agreement that is subject to both time-based and performance-based vesting conditions (a “Company LTI restricted unit award”), in each case, granted under a Company equity plan outstanding immediately prior to the Effective Time, was deemed earned, with the applicable performance-based vesting conditions deemed to be achieved based on the greater of target performance and the actual level of performance (which will be calculated as of the latest practicable date prior to the Effective Time and certified by the delegates of the Compensation Committee of the legacy Company board of trustees as soon as practicable after the Effective Time). Any such earned Company LTI restricted share award and earned Company LTI restricted unit award remained outstanding at the Effective Time and continues to be subject to the terms and conditions of the applicable Company equity plan and individual award agreement in effect immediately prior to the Effective Time. Further, each Company restricted share award, Company restricted unit award and Company option held by the non-employee members of the Company’s board of trustees (the “Board”) immediately prior to the Effective Time became fully vested at the Effective Time.

At the Effective Time, (i) each outstanding AvalonBay restricted share award was converted into a Company time-vesting restricted share award with respect to a number of Company Common Shares equal to the product of (A) the number of shares of AvalonBay Common Stock subject to such AvalonBay restricted share award immediately prior to the Effective Time and (B) the Exchange Ratio, and remains outstanding subject to and in accordance with the terms of the applicable AvalonBay equity plan and AvalonBay restricted share award agreement in effect immediately prior to the Effective Time; (ii) each outstanding AvalonBay performance award was converted into a Company time-vesting restricted share award or a Company time-vesting restricted unit award with respect to a number of Company Common Shares or OP Units designated as “Restricted Units” in the Operating Partnership’s partnership agreement equal to the product of (A) the number of shares of AvalonBay Common Stock subject to such AvalonBay performance award immediately prior to the Effective Time, determined by deeming any performance-based vesting criteria applicable to such AvalonBay performance award to be achieved based on the greater of target performance and the actual level of performance (which was calculated as of the latest practicable date prior to the Effective Time and certified by the Compensation Committee of the AvalonBay board of directors prior to the Effective Time) and (B) the Exchange Ratio, and remains outstanding subject to and in accordance with the terms of the applicable AvalonBay equity plan and AvalonBay restricted share award agreement in effect immediately prior to the Effective Time; (iii) each outstanding award with respect to shares of AvalonBay Common Stock deferred pursuant to the AvalonBay directors’ deferred compensation plan (an “AvalonBay deferred unit award”) was converted into a number of Company Common Shares equal to the product of (A) the number of shares of AvalonBay Common Stock subject to such AvalonBay deferred unit award immediately prior to the Effective Time and (B) the Exchange Ratio, subject to and in accordance with the terms of the AvalonBay directors’ deferred compensation plan, and in a manner that complies with the requirements of Section 409A of the Internal Revenue Code; and (iv) each outstanding AvalonBay option was converted into a Company option with respect to a number of Company Common Shares equal to the product of (A) the number of shares of AvalonBay Common Stock subject to such AvalonBay option immediately prior to the Effective Time and (B) the Exchange Ratio, and with an exercise price per share, rounded up to the nearest whole cent, equal to (x) the exercise price per share of AvalonBay Common Stock of such AvalonBay option immediately prior to the Effective Time divided by (y) the Exchange Ratio. Each such adjusted Company option continues to be subject to the terms of the applicable AvalonBay equity plan and AvalonBay option award agreement in effect immediately prior to the Effective Time.

In connection with the Merger, the Company issued approximately 400 million Company Common Shares.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference.

The issuance of Company Common Shares in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-297128) filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on July 13, 2026 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, the Board was expanded to fourteen trustees and reconstituted so that it consists of (i) seven persons who were members of the AvalonBay board of directors immediately prior to the Effective Time and (ii) seven persons who were members of the legacy Company board of trustees immediately prior to the Effective Time. As a result, the Board now consists of the following fourteen persons:

Angela M. Aman
Terry S. Brown
Chris Carr
Conor C. Flynn
Mary Kay Haben
Ann C. Hoff
Christopher B. Howard
Nina P. Jones
Charles E. Mueller, Jr.
Timothy J. Naughton
David J. Neithercut
Benjamin W. Schall
Stephen E. Sterrett
Susan Swanezy

Each of Angela M. Aman, Chris Carr, Mary Kay Haben, Ann C. Hoff, Nina P. Jones, David J. Neithercut and Stephen E. Sterrett were trustees of the Board as of immediately prior to the Effective Time and are continuing to serve as trustees of the Board as of the Effective Time. Each of Terry S. Brown, Conor C. Flynn, Christopher B. Howard, Charles E. Mueller, Jr., Timothy J. Naughton, Benjamin W. Schall and Susan Swanezy (collectively, the “New Trustees”) were directors of the AvalonBay board of directors prior to the Effective Time and were appointed to the Board, effective as of the Effective Time.

To reconstitute the Board as noted above, prior to the Effective Time, each of Tahsinul Zia Huque, Mark J. Parrell and Mark S. Shapiro tendered resignations to the Board, effective as of immediately prior to the Effective Time. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

In addition, effective as of the Effective Time, Mr. Sterrett was appointed as Chairman of the Board.

As of the Effective Time, the Board reconstituted its Audit Committee, Compensation Committee, Corporate Governance Committee and Investment Committee such that the membership of such committees is described below:

Audit Committee	Compensation Committee
Charles E. Mueller, Jr. (Chair)	Mary Kay Haben (Chair)
Angela M. Aman	Terry S. Brown
Conor C. Flynn	Chris Carr
Christopher B. Howard	Conor C. Flynn
Nina P. Jones	Ann C. Hoff
Stephen E. Sterrett	Susan Swanezy

Corporate Governance Committee	Investment Committee
Nina P. Jones (Chair)	Terry S. Brown (Chair)
Ann C. Hoff	Angela M. Aman
Christopher B. Howard	Charles E. Mueller, Jr.
Susan Swanezy	Timothy J. Naughton
David J. Neithercut
Stephen E. Sterrett

Effective as of the Closing Date, non-employee members of the Board will be compensated for services through the Company’s next annual meeting of shareholders according to the compensation program adopted in connection with the Merger (the “Trustee Compensation Program”). Pursuant to the Trustee Compensation Program, each trustee is entitled to receive an annual cash retainer for service on the Board in the amount of $100,000, together with additional cash retainers for service as chair or member of Board committees, as applicable, and a cash or equity retainer for service as the non-executive Chairman of the Board, in the amounts set forth below (on an annualized basis):

Non-Executive Chairman	$250,000
Lead Trustee	$50,000
Audit Committee Chair	$35,000
Compensation Committee Chair	$30,000
Corporate Governance Committee Chair	$25,000
Investment Committee Chair	$25,000
Audit Committee Member	$17,500
Compensation Committee Member	$15,000
Corporate Governance Committee Member	$12,500
Investment Committee Member	$12,500

Consistent with the Trustee Compensation Program, each continuing trustee and each New Trustee will receive a prorated portion of the applicable annual cash retainers for the period commencing on the Closing Date and ending on the date of the Company’s next annual meeting of shareholders. The Trustee Compensation Program also provides for the grant of annual equity awards to the trustees, with a grant date value of $210,000, which may be issued in the form of restricted share awards, restricted unit awards and/or share options, at the trustee’s election, under the Company’s share incentive plan. In connection with the Merger, the Board approved an initial prorated equity award for the period commencing on the Closing Date and ending on the date of the Company’s next annual meeting of shareholders for each non-employee trustee (including the continuing trustees and the New Trustees), each with a prorated grant date value of $166,849 (collectively, the “Initial Trustee Awards”). The Initial Trustee Awards are issued on the Closing Date and will vest in full on the first anniversary thereof, subject to continued Board service.

Other than the Merger Agreement and except as described above, there are no arrangements between the New Trustees and any other person pursuant to which the New Trustees were selected as trustees. There are no transactions in which the New Trustees have a direct or indirect interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

As of the Effective Time, the following persons are the executive officers of the Company:

Name	Age	Position
Benjamin W. Schall	51	President and Chief Executive Officer
Kevin P. O’Shea	60	Executive Vice President and Chief Financial Officer
Michael L. Manelis	57	Executive Vice President and Chief Operating Officer
Matthew H. Birenbaum	60	Executive Vice President and Chief Development Officer
Sean J. Breslin	59	Executive Vice President and Chief Investment and Growth Officer
Scott J. Fenster	51	Executive Vice President, General Counsel and Corporate Secretary
Pamela R. Thomas	60	Executive Vice President, Portfolio and Asset Management
Alaine S. Walsh	54	Executive Vice President, Human Capital and Administration
Edward M. Schulman	63	Executive Vice President, Legal Affairs

As of immediately prior to the Effective Time, each of Catherine M. Carraway, Robert A. Garechana, Bret D. McLeod and Mark J. Parrell ceased to serve in his or her officer position(s) at the Company. In connection with a qualifying termination of their employment as of the Effective Time, Catherine M. Carraway, Robert A. Garechana, Bret D. McLeod and Mark J. Parrell will each receive severance payments and benefits under their respective change in control agreements, as described in the Registration Statement. In addition, Ian Kaufman ceased to serve in his position at the Company as principal accounting officer.

Each of Matthew H. Birenbaum, Sean J. Breslin, Kevin P. O’Shea and Benjamin W. Schall were executive officers of AvalonBay prior to the Effective Time and became executive officers of the Company, effective as of the Effective Time. Each of the new executive officers is party to an offer letter, as described in further detail in the Registration Statement. Information relating to certain of the new executive officers of the Company is set forth below:

Matthew H. Birenbaum, 60, served as Chief Investment Officer of AvalonBay from January 2015 until the Effective Time. Prior to that he was AvalonBay’s Executive Vice President-Corporate Strategy, a position he held from October 2011 until January 2015. Prior to re-joining AvalonBay in October 2011, Mr. Birenbaum was the founding principal of Abbey Road Property Group, LLC, a multifamily development and investment firm based in Arlington, Virginia since 2006 and before that a Senior Vice President at EYA. Prior to joining EYA in 2003, Mr. Birenbaum was a Regional Vice President of Development with AvalonBay. Mr. Birenbaum received his Bachelor of Arts from Brown University, where he graduated Phi Beta Kappa, and his Master’s Degree from The Kellogg Graduate School of Management at Northwestern University, where he graduated with honors. He is a member of the Urban Land Institute (“ULI”) and is certified LEED-AP.

Sean J. Breslin, 59, served as Chief Operating Officer of AvalonBay from January 2015 until the Effective Time. He was previously AvalonBay’s Executive Vice President-Investments and Asset Management since April 2012. Mr. Breslin’s other roles with AvalonBay included Senior Vice President-Redevelopment and Asset Management and Senior Vice President-Investments. Prior to joining AvalonBay in 2002, Mr. Breslin was the Chief Operating Officer of CWS Capital Partners. He received his Bachelor’s Degree from California State University, Long Beach and his Master of Business Administration from the University of Texas. Mr. Breslin is a member of the Executive Committee of the National Multifamily Housing Council and is past Chair of ULI’s Multifamily Council. He is also a member of the Executive Committee of the Real Estate Finance & Investment Center at the University of Texas at Austin and a member of the Board of Directors of the American Red Cross.

Kevin P. O’Shea, 60, served as Chief Financial Officer of AvalonBay from June 2014 until the Effective Time. Prior to that he was Executive Vice President-Capital Markets from January 2013 to May 2014 and Senior Vice President-Investment Management from the time he joined AvalonBay in July 2003 until January 2013. Prior to joining AvalonBay, Mr. O’Shea was an Executive Director at UBS Investment Bank, where his experience included real estate investment banking. Earlier in his career, Mr. O’Shea practiced commercial real estate and banking law as an attorney. Mr. O’Shea received his Master of Business Administration from Harvard Business School, his J.D. from Southern Methodist University and his undergraduate degree from Boston College. Mr. O’Shea is a Trustee of Urban Edge Properties, a publicly traded REIT, a position he has held since 2014.

Benjamin W. Schall, 51, served as President and a director of AvalonBay from January 2021 until the Effective Time, and served as Chief Executive Officer of AvalonBay from January 2022 until the Effective Time. Before joining AvalonBay, Mr. Schall was the Chief Executive Officer and President and a trustee of Seritage Growth Properties, a publicly traded REIT principally engaged in owning, developing and managing a diversified portfolio of retail and mixed-use properties throughout the United States. Earlier in his career, Mr. Schall served as Chief Operating Officer of Rouse Properties, Inc., a publicly traded mall and retail REIT (since acquired), from 2012 to 2015, and as Senior Vice President of Vornado Realty Trust, a publicly traded REIT that owns, manages and develops office and retail assets, before that.

The Compensation Committee of the Board approved the designation of Benjamin W. Schall, Kevin P. O’Shea, Matthew H. Birenbaum and Sean J. Breslin as participants in the Company’s executive severance plan (the “Severance Plan”), which is attached as Exhibit 10.1 to the Company’s and the Operating Partnership’s Form 8-K dated December 12, 2024, filed with the SEC on December 18, 2024. The Severance Plan provides benefits to designated participants upon a qualifying termination of employment, defined generally as a termination by the Company without cause or a resignation by the executive for good reason. Subject to the executive’s execution and non-revocation of a release of claims and compliance with applicable restrictive covenants, such benefits include: (i) payment of accrued compensation, (ii) a prorated annual incentive award for the year of termination, (iii) cash severance equal to a specified multiple of the executive’s base salary and target annual bonus, payable over a designated severance period, (iv) continued participation in or subsidized continuation of medical, dental and vision benefits, (v) a cash payment in respect of certain long-term incentive awards, and (vi) accelerated vesting of outstanding equity awards, subject to the terms of the plan and applicable award agreements. Benefits are not payable upon a termination for cause, voluntary resignation without good reason, death, disability or other non-qualifying termination events.

Effective as of the Effective Time, Sean Willson, age 52, was appointed to serve as Senior Vice President and Chief Accounting Officer of the Company. Mr. Willson will serve as the principal accounting officer of the Company. Mr. Willson served as AvalonBay’s principal accounting officer and Senior Vice President and Corporate Controller from January 1, 2025, until the Effective Time. Prior to joining AvalonBay in 2006, he served as Director of Accounting Policy at Freddie Mac. Prior to that, Mr. Willson was with Arthur Andersen, LLP, where he provided audit and financial risk consulting services for clients in the real estate, financial services and energy industries. Mr. Willson is a certified public accountant, a Chartered Financial Analyst charter holder, and has a B.S. in Business from Virginia Tech. In connection with his appointment, on the Closing Date, Mr. Willson will receive a one-time equity incentive award, with a grant date value of $261,363, in the form of restricted shares of the Company, 50% of which will be subject to service-based vesting through the third anniversary of the Closing Date and 50% will be subject to achievement of operational performance metrics over a three-year performance period. Ian S. Kaufman, who served as the Company’s Senior Vice President, Chief Accounting Officer and Controller as of immediately prior to the Effective Time, will continue with the Company for a period of time to ensure proper transition of responsibilities.

Except as described above, there are no other arrangements or understandings between Mr. Birenbaum, Mr. Breslin, Mr. O’Shea, Mr. Schall and Mr. Willson and the Company or any other person pursuant to which Mr. Birenbaum, Mr. Breslin, Mr. O’Shea, Mr. Schall and Mr. Willson were selected as an officer of the Company. There are no family relationships between Mr. Birenbaum, Mr. Breslin, Mr. O’Shea, Mr. Schall and Mr. Willson and any trustee or executive officer of the Company. There are no related party transactions between Mr. Birenbaum, Mr. Breslin, Mr. O’Shea, Mr. Schall and Mr. Willson and the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Entry into Indemnification Agreements

The new officers and trustees of the Company have entered into indemnification agreements with the Company, the form of which is attached as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 12, 2004.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2026, the Company filed with the State Department of Assessments and Taxation of Maryland Articles of Amendment to the Declaration of Trust of Vivmark Residential to change its corporate name from Equity Residential to Vivmark Residential, effective August 17, 2026. In addition, the Company amended its Declaration of Trust to reflect the increase to the number of authorized Company Common Shares, as approved by Company shareholders on August 12, 2026.

The foregoing description of the Articles of Amendment to the Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment to the Declaration of Trust, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

In connection with the Company’s name change, the Board amended the Company’s by-laws to reflect the corporate name Vivmark Residential, also effective on August 17, 2026. No other changes were made to the Company’s by-laws. A copy of the Tenth Amended and Restated Bylaws of Vivmark Residential reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated herein by reference.

The Company Common Shares will continue to trade on the New York Stock Exchange (the “NYSE”) and beginning on August 18, 2026, the Company Common Shares will trade on the NYSE under the ticker symbol “VMRK.” Outstanding share certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.

Item 7.01	Regulation FD Disclosure.

On August 17, 2026, the Company issued a press release with respect to the transactions contemplated by the Merger Agreement and a presentation in connection with the closing of the transactions. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document filed by the Company under the Securities Act, or the Exchange Act, except as otherwise expressly stated in such filing. In addition, the information contained in this Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited consolidated balance sheets of AvalonBay as of December 31, 2025 and 2024, the related consolidated statements of comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2025, the related notes, and the related report of Ernst & Young LLP, AvalonBay’s independent registered public accounting firm, are listed as Exhibit 99.2 hereto and incorporated into this Item 9.01(a) by reference.

The unaudited condensed consolidated balance sheets of AvalonBay as of June 30, 2026 and December 31, 2025, the related condensed consolidated statements of operations, comprehensive income and equity for the six and three months ended June 30, 2026 and 2025, the condensed consolidated statements of cash flows for the six months ended June 30, 2026 and 2025, and the related notes are listed as Exhibit 99.3 hereto and incorporated into this Item 9.01(a) by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of the Company and the Operating Partnership are listed as Exhibit 99.4 hereto and incorporated into this Item 9.01(b) by reference.

(d) Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated May 20, 2026, by and among AvalonBay Communities, Inc., Equity Residential, ERP Operating Limited Partnership and Canopy Merger Sub LLC (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on May 21, 2026).*

3.1	Articles of Amendment to the Declaration of Trust of Vivmark Residential.
3.2	Tenth Amended and Restated Bylaws of Vivmark Residential.
23.1	Consent of Ernst & Young LLP.
99.1	Press Release of Vivmark Residential, dated August 17, 2026.
99.2
Audited consolidated balance sheets of AvalonBay as of December 31, 2025 and 2024, the related consolidated statements of comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2025, the related notes, and the related report of Ernst & Young LLP, AvalonBay’s independent registered public accounting firm (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by the Company and the Operating Partnership on July 31, 2026).

99.3
Unaudited condensed consolidated balance sheets of AvalonBay as of June 30, 2026 and December 31, 2025, the related condensed consolidated statements of operations, comprehensive income and equity for the six and three months ended June 30, 2026 and 2025, the condensed consolidated statements of cash flows for the six months ended June 30, 2026 and 2025, and the related notes (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed by the Company and the Operating Partnership on July 31, 2026).

99.4
Unaudited pro forma condensed consolidated financial statements of the Company and the Operating Partnership (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the Company and the Operating Partnership on July 31, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules and exhibits have been omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The registrants agree to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the registrants may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Exchange Act, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVMARK RESIDENTIAL

Date: August 17, 2026	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President, General Counsel and Corporate Secretary

ERP OPERATING LIMITED PARTNERSHIP

	By:	Vivmark Residential, its general partner

Date: August 17, 2026	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President, General Counsel and Corporate Secretary